Exhibit 10.64

Exhibit C.

THIS NOTE, AND THE OBLIGATIONS OF THE COMPANY HEREUNDER, HAVE BEEN SUBORDINATED TO THE OBLIGATIONS OF THE COMPANY TO BLUECREST VENTURE FINANCE MASTER FUND LIMITED (“BLUECREST”) AND ITS SUCCESSORS AND ASSIGNS PURSUANT TO THAT CERTAIN AMENDED AND RESTATED SUBORDINATION AGREEMENT AMONG THE PARTIES DATED AS OF THE DATE HEREOF (THE “SUBORDINATION AGREEMENT”).  HOLDER AND ANY SUBSEQUENT HOLDER HEREOF SHALL BE SUBJECT TO THE TERMS AND CONDITIONS OF SUCH AMENDED AND RESTATED SUBORDINATION AGREEMENT UNTIL PAYMENT IN FULL OF ALL OBLIGATIONS OF THE COMPANY TO BLUECREST AND SUCH SUCCESSORS AND ASSIGNS.

BIOHEART, INC.

$139,728.82	October 1, 2011

EIGHT PERCENT (8%) UNSECURED CONVERTIBLE NOTE

THIS UNSECURED CONVERTIBLE NOTE (the “Note”) is a duly authorized Unsecured Convertible Note of BIOHEART, INC., a FLORIDA corporation (the “Company” or the “Issuer”)).

FOR VALUE RECEIVED, subject to the terms and conditions of the Subordination Agreement, the Company promises to pay Greystone Capital Partners (the “Holder”), the original principal sum of $139,728.82 (the “Principal Amount”) or such lesser principal amount following the conversion or conversions of this Note in accordance with Paragraph 2 (the “Outstanding Principal Amount”) on the first anniversary of the date hereof (the “Maturity Date”), and to pay interest on the Outstanding Principal Amount (“Interest”) at the rate of eight percent (8%) per Annum (the “Rate”) from the date of issuance, until the same becomes due and payable, whether at maturity or upon acceleration, conversion or otherwise. Capitalized terms used herein and not otherwise herein defined are defined in Paragraph 11 hereof.

Accrual of Interest shall commence on the date of this Note and continue until the Company repays in full the Outstanding Principal Amount and all accrued but unpaid Interest.  Accrued and unpaid Interest shall bear Interest at the Rate until paid, compounded monthly.  Except to the extent converted into Common Stock (as defined below) prior to the Maturity Date, subject to the terms and conditions of the Subordination Agreement, the Outstanding Principal Amount of this Note and accrued interest thereon are payable on the Maturity Date in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts, at the address provided to the Company by the Holder from time to time.  Subject to the terms and conditions of the Subordination Agreement, the Company may prepay principal and interest on this Note at any time before the Maturity Date.

The Company will pay the Outstanding Principal Amount of this Note on the Maturity Date, free of any withholding or deduction of any kind (subject to the provision of paragraph 2 below), to the Holder as of the Maturity Date and addressed to the Holder at the address provided in writing to the Company by the Holder from time to time.

This Note is subject to the following additional provisions:

1.           All payments on account of the Outstanding Principal Amount of this Note and all other amounts payable under this Note (whether made by the Company or any other person) to or for the account of the Holder hereunder shall be made free and clear of and without reduction by reason of any present and future income, stamp, registration and other taxes, levies, duties, cost, and charges whatsoever imposed, assessed, levied or collected by the United States or any political subdivision or taxing authority thereof or therein, together with interest thereon and penalties with respect thereto, if any, on or in respect of this Note (such taxes, levies, duties, costs and charges being herein collectively called “Taxes”).

2.           Notwithstanding anything to the contrary contained herein or in the Subordination Agreement, the Holder of this Note is entitled, at its option, at any time after the issuance of this Note, to convert all or any lesser portion of the Outstanding Principal Amount and accrued but unpaid Interest into Common Stock at a conversion price (the “Conversion Price”) for each share of Common Stock equal to a price which is the lower of either (x) $0.13, or (y) 65% (the “Discount Rate”) of the average of the lowest three (3) Closing Prices for the Common Stock for the ten (10) Trading Day period ending one (1) Trading Day prior to the date the Conversion Notice is delivered by the Holder to the Company; provided, however, that in no event shall the Conversion Price be an amount that is lower than $0.01 and further provided that, if the Company closes a convertible note financing with another lender while this Note is outstanding, that provides for a discount to the Closing Prices that is greater than the Discount Rate, then the Discount Rate shall be increased to such greater rate. (The Common stock into which the Note is converted shall be referred to in this agreement as “Conversion Shares.”)  The Issuer will not be obligated to issue fractional Conversion Shares. The Holder may convert the entire Outstanding Principal Amount of this Note into Common Stock by surrendering the Note to the Company, with the form of notice of conversion attached to the Note as Exhibit I (the “Conversion Notice”), executed by the Holder of the Note evidencing such Holder’s intention to convert the Note; provided, however, that for the conversion of less than the Outstanding Principal Amount of this Note, surrender of the Note is not required.

The Company will not issue fractional shares or scrip representing fractions of shares of Common Stock on conversion, but the Company will round the number of shares of Common Stock issuable up to the nearest whole share.  The date on which a Conversion Notice in the form attached as Exhibit I is given shall be deemed to be the date on which the Holder notifies the Company of its intention to so convert by delivery, by facsimile transmission or otherwise, of a copy of the Conversion Notice.  The Conversion Notice may be sent by email to the Company, attn: Mr. Mike Tomas, CEO.  In the event of a conversion of the entire Outstanding Principal Amount of this Note, the Holder will deliver this Note, together with original executed copy of the Conversion Notice, to the Company within three (3) business days following the Conversion Date.  At the Maturity Date, the Company will pay any unconverted Outstanding Principal Amount and accrued Interest thereon, at the option of the Company, in either (a) cash or (b) Common Stock valued at a price equal to the Conversion Price determined as if the Note was converted in accordance with its terms into Common Stock on the Maturity Date.

3.            Except to the extent this Note has been properly converted into Common Stock in accordance with Section 2, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to the payment of the Outstanding Principal Amount of this Note at the Maturity Date, and in the coin or currency herein prescribed.  This Note and all other Notes now or hereafter issued on similar terms are direct obligations of the Company.  In the event of any liquidation, reorganization, winding up or dissolution, repayment of this Note shall not be subordinate in any respect to any other indebtedness of the Company outstanding, except that of the Company to BlueCrest, as of the date of this Note or hereafter incurred by the Company.  This Note is an unsecured obligation of the Company.

Such non-subordination shall extend without limiting the generality of the foregoing, to all indebtedness of the Company to banks, financial institutions, other secured lenders, equipment lessors and equipment finance companies, but shall exclude trade debts and debt to BlueCrest.  Any warrants, options or other securities convertible into stock of the Company issued before the date hereof shall rank pari passu with this Note in all respects

4.           If at any time or from time to time after the date of this Note, the Common Stock issuable upon the conversion of this Note is changed into the same or different numbers of shares of any class or classes of stock, whether by recapitalization or otherwise, then in each such event the Holder shall have the right thereafter to convert the Note into the kind of security receivable in such recapitalization, reclassification or other change by holders of Common Stock, all subject to further adjustment as provided herein.  In such event, the formulae set forth herein for conversion and redemption shall be equitably adjusted to reflect such change in number of shares or, if shares of a new class of stock are issued, to reflect the market price of the class or classes of stock issued in connection with the above described transaction.

5.           If one or more of the “Events of Default” shall occur, the Company agrees to pay all costs and expenses, including reasonable attorneys’ fees, which the Holder may incur in collecting any amount due under, or enforcing any terms of, this Note. For purposes hereof, the term “Events of Default” shall mean:

a.	Withdrawal from registration of the Issuer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), either voluntary or involuntary.

b.

Issuer filing for bankruptcy protection under the federal bankruptcy laws, the calling of a meeting of creditors, or any act of insolvency under any state law regarding insolvency, without written notification to the Investor within five business days of such filing, meeting or action.

c.	Failure by the Issuer to honor a notice of conversion under the Note and immediately issue to holder unrestricted shares of common stock of the Issuer.

d.	Failure to pay the principal and unpaid but accrued interest on the Note when due.

If the Issuer fails to cure a default as defined in this paragraph, within two business days after receipt by the Issuer of a written notice of default, the Holder may exercise the following remedies:

(i)

the Rate shall be the lesser of (1) 24.99% per annum, compounded, or (2) the highest rate of interest permitted by law for the indebtedness evidenced by this Note, effective upon the date of the default and until cured; and/or

(ii)	The Holder may refuse to exercise its right to convert the debt as contemplated by this Note; and/or

(iii)	The Holder may refuse to perform it obligations under the Partial Assignment and Modification Agreement entered into between Holder and the Company contemporaneously herewith.

6.           Prepayment.  At any time that the Note remains outstanding, upon three business days’ written notice (the “Prepayment Notice”) to the Holder, the Company may, subject to the terms and conditions of the Subordination Agreement, pay the entire Outstanding Principal Amount of the Note plus any accrued but unpaid Interest.  If the Company gives written notice of prepayment, the Holder continues to have the right to convert principal and interest on the Note into Conversion Shares until three business days elapses from the Prepayment Notice.

7.           The Company covenants that until all amounts due under this Note are paid in full, by conversion or otherwise, unless waived by the Holder or subsequent Holder in writing, the Company shall:

a.

give prompt written notice to the Holder of any Event of Default or of any other matter which has resulted in, or could reasonably be expected to result in a materially adverse change in its financial condition or operations;

b.

give prompt notice to the Holder of any claim, action or proceeding which, in the event of any unfavorable outcome, would or could reasonably be expected to have a Material Adverse Effect (as defined in the Note Purchase Agreement) on the financial condition of the Company;

c.

at all times reserve and keep available out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of this Note into Common Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Outstanding Principal Amount of this Note into Common Stock.

8.           Upon receipt by the Company of evidence from the Holder reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note,

(i) in the case of loss, theft or destruction, upon provision of indemnity reasonably satisfactory to it and/or its transfer agent, or

(ii) in the case of mutilation, upon surrender and cancellation of this Note, then the Company at its expense will execute and deliver to the Holder a new Note, dated the date of the lost, stolen, destroyed or mutilated Note, and evidencing the outstanding and unpaid principal amount of the lost, stolen, destroyed or mutilated Note.

9.           If any term in this Note is found by a court of competent jurisdiction to be unenforceable, then, subject to the terms and conditions of the Subordination Agreement, the entire Note shall be rescinded, the consideration proffered by the Holder for the remaining Debt acquired by the Holder not converted by the Holder in accordance with this Note shall be returned in its entirety and any Conversion Shares in the possession or control of the Investor shall be returned to the Issuer.

10.           The Note and the Agreement between the Company and the Holder (including all Exhibits thereto) constitute the full and entire understanding and agreement between the Company and the Holder with respect to the subject hereof.  Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder; provided, however, the provisions hereof regarding subordination may not be amended without the prior written consent of BlueCrest.  BlueCrest shall be a third party beneficiary of the forgoing proviso.  .

11.

Definitions.

a.

“Closing Price” means, for any security as of any date, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, L.P. (“Bloomberg”), or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the ask prices of any market makers for such security as reported in the “pink sheets” by OTC Markets Group, Inc. (formerly Pink Sheets LLC). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

b.

“Common Stock” means (i) the Company’s shares of common stock, $0.001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

c.

“Trading Day”means, as applicable, (x) with respect to all price determinations relating to the Common Stock, any day on which the Common Stock is quoted on the OTCBB or, if no longer quoted on the OTCBB, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (y) with respect to all determinations other than price determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

12.           This Note shall be governed by and construed in accordance with the internal laws of the State of New York.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized, as of the date first written above.

BIOHEART, INC.

By:_/s/Mike Tomas_____________________________

         Mike Tomas, CEO & PRESIDENT

EXHIBIT I

BIOHEART, INC.
CONVERSION NOTICE

Reference is made to the Unsecured Convertible Note (the “Note”) issued to the undersigned by Bioheart, Inc. (the “Company”).  In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of common stock, $0.001 par value per share (the “Common Stock ”), of the Company, as of the date specified below.

Date of Conversion:
Aggregate Conversion Amount to be converted:
Conversion Price:
Number of shares of Common Stock to be issued:
Please issue the Common Stock into which the Note is being converted in the following name and to the following address:
Issue to:

Facsimile Number:
Holder:
By:
Title:
Dated:
Account Number:
(if electronic book entry transfer)
Transaction Code Number:
(if electronic book entry transfer)

The Company hereby acknowledges this Conversion Notice and hereby directs Continental Stock Transfer & Trust Company to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated  ________, 2011 from the Company and acknowledged and agreed to by __________________.

BIOHEART, INC.
By:_________________________________________
Name:
Title: